UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to �240.14a-12

JPMorgan Chase & Co.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 19, 2015

JPMORGAN CHASE & CO.	Meeting Information

Meeting Type:    Annual Meeting
For holders as of:  March 20, 2015
Date:  May 19, 2015    Time:  10:00 AM EDT
Location:   Westin Book Cadillac Detroit
1114 Washington Boulevard
Detroit, MI 48226
(For directions see reverse side of the following page to this notice)

COMPUTERSHARE P.O. Box 30170 College Station, TX 77842-3170
You are receiving this communication because you hold shares in the company named above.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT
How to view Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com, or scan the QR Barcode below.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 4, 2015, to facilitate timely delivery.

How To Vote Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: Go to www.proxyvote.com or from a smart phone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow  (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following proposals:			The Board of Directors recommends you vote AGAINST the following shareholder proposals:

1.	Election of Directors		5.	Independent board chairman - require an independent Chair

	1a.	Linda B. Bammann	6.	Lobbying - report on policies, procedures and expenditures

	1b.	James A. Bell	7.	Special shareowner meetings - reduce ownership threshold from 20% to 10%

	1c.	Crandall C. Bowles	8.	How votes are counted - count votes using only for and against

	1d.	Stephen B. Burke	9.	Accelerated vesting provisions - report names of senior executives and value of equity awards that would vest if they resign to enter government service

	1e.	James S. Crown
			10.	Clawback disclosure policy - disclose whether the Firm recouped any incentive compensation from senior executives
	1f.	James Dimon

	1g.	Timothy P. Flynn	The proxies are authorized to vote in their discretion on all other matters that may properly come before the meeting and any adjournment thereof.

	1h.	Laban P. Jackson, Jr.

	1i.	Michael A. Neal

	1j.	Lee R. Raymond

	1k.	William C. Weldon

2.	Advisory resolution to approve executive compensation
3.	Ratification of independent registered public accounting firm
4.	Approval of Amendment to Long-Term Incentive Plan

Directions to Westin Book Cadillac Detroit - The Westin Book Cadillac is located in downtown Detroit on Washington Boulevard at Michigan Avenue, approximately 30 minutes from the Detroit Metropolitan Wayne County Airport. Take I-94 East to M-10 South (Exit 215A). From M-10 South take Exit 1B on the left for Larned Street toward Cobo Center; turn left onto Washington Blvd. The hotel is located on Washington Blvd. at Michigan Ave. Self-parking is available at the parking garage adjacent to the hotel with a separate entrance off Michigan Avenue.

If you plan to attend the meeting in person, you will be required to present a valid form of government-issued photo identification, such as a valid driver's license or passport, and proof of ownership of our common stock as of our record date March 20, 2015. For more information, see "Attending the annual meeting" in the proxy statement.